SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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The Boston Beer Company, Inc.

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The Boston Beer Company, Inc.

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NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR COMPENSATION DURING FISCAL YEAR ENDED DECEMBER 30, 2006(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
COMPENSATION DISCUSSION AND ANALYSIS AND REPORT OF THE COMPENSATION COMMITTEE(1)(1) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Report of the Compensation Committee
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE OF EXECUTIVE OFFICERS FOR FISCAL YEAR ENDED DECEMBER 30, 2006
GRANTS OF PLAN-BASED AWARDS TO EXECUTIVE OFFICERS IN FISCAL YEAR ENDED DECEMBER 30, 2006
OUTSTANDING EQUITY AWARDS TO EXECUTIVE OFFICERS AT DECEMBER 30, 2006
OPTION EXERCISES BY EXECUTIVE OFFICERS DURING FISCAL YEAR ENDED DECEMBER 30, 2006
REPORT OF THE AUDIT COMMITTEE(2)(2) The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
10-K REPORT
VOTING PROXIES

THE BOSTON BEER COMPANY, INC.

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

To the Stockholders:

The 2007 Annual Meeting of the Stockholders of THE BOSTON BEER COMPANY, INC. (the “Company”) will be held on Thursday, May 31, 2007, at 10:00 a.m. at The Brewery located at 30 Germania Street, Jamaica Plain, Boston, Massachusetts, for the following purposes:

1. The election by the holders of the Class A Common Stock of three (3) Class A Directors, each to serve for a term of one (1) year.

2. The election by the sole holder of the Class B Common Stock of four (4) Class B Directors, each to serve for a term of one (1) year.

3. To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on April 2, 2007 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this letter.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By order of the Board of Directors

C. James Koch,
Clerk

Boston, Massachusetts
April 18, 2007

THE BOSTON BEER COMPANY, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (the “Company”) for use at the 2007 Annual Meeting of Stockholders to be held on Thursday, May 31, 2007, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being mailed to stockholders is April 18, 2007.

If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified, proxies will be voted in favor of the election of directors as set forth in this proxy statement. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

The holders of a majority in interest of the issued and outstanding Class A Common Stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the election of the Class A Directors. The election of each of the nominees for Class A Director, as set forth below in this Proxy Statement in greater detail, will be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy at the meeting. The affirmative vote of the sole holder of the outstanding shares of Class B Common Stock, voting in person or by proxy at the meeting, is required to elect the Class B Directors, also as set forth below in this Proxy Statement in greater detail.

Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

The Company will bear the cost of the solicitation. In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company, without being additionally compensated, may solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

The Company’s principal executive offices are located at One Design Center Place, Suite 850, Boston, Massachusetts 02210, telephone number (617) 368-5000.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business April 2, 2007 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 10,206,225 shares of Class A Common Stock, $.01 par value per share, and 4,107,355 shares of Class B Common Stock, $.01 par value per share. Each outstanding share of the Company’s Class A and Class B Common Stock entitles the record holder to one (1) vote on each matter properly brought before the Class.

Items 1 and 2.	ELECTION OF CLASS A AND CLASS B DIRECTORS

Upon the recommendation of the Nominating/Governance Committee, the Board of Directors proposes that the initial number of Directors for the ensuing year be fixed at seven (7), consisting of three (3) Class A Directors to be elected by the holders of the Class A Common Stock for a term of one (1) year, and four (4) Class B Directors to be elected by the sole holder of the Class B Common Stock, also for a term of one (1) year, reserving the right of the sole holder of the Class B Common Stock to increase the number of Class B Directors to up to six (6) at such time as he deems appropriate and to elect up to two (2) additional Class B Directors accordingly.

It is proposed that the holders of the Class A Common Stock elect each of the three (3) nominees for Class A Director to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

It is anticipated that the sole holder of the Class B Common Stock will elect each of the four (4) nominees for Class B Director also to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Three (3) of the four (4) nominees for Class B Directors are either Executive Officers of the Company or immediate family members of such Executive Officers.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election as Class A Directors of the three (3) nominees named below. In the event that any of the nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute nominees as the incumbent Class A Directors, acting pursuant to Section 4.8 of the Company’s By-Laws as a nominating committee, may nominate. As indicated below, none of the nominees for Class A Directors are Executive Officers of the Company or its subsidiaries nor immediate family members of such Executive Officers.

Nominees Proposed in Accordance with the Terms of the Articles of Organization, By-Laws of the Company and the Corporate Governance Guidelines.  Set forth below are the nominees for election as Class A and Class B Directors, respectively, for terms ending in 2008 and certain information about each of them.

Class A Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

David A. Burwick	45	2005	Mr. Burwick is the President of Pepsi-QTG Canada. Prior to assuming that position in November 2005, he served as Senior Vice President and Chief Marketing Officer of PepsiCo North America, a position he held since June 2002. Prior to that, Mr. Burwick held several positions with PepsiCo North America, most recently Vice President of Marketing, Carbonated Soft Drinks, a position he held from June 2000 to June 2002.
Pearson C. Cummin, III	64	1995	Mr. Cummin served as a general partner of Consumer Venture Partners, a Greenwich, Connecticut based venture capital firm, from January 1986 to December 2002. Mr. Cummin also serves as a Director, Chairman of the Compensation Committee and a member of the Nominating/Governance Committee of Pacific Sunwear of California, Inc., a California-based specialty apparel retailer.
Jean-Michel Valette	46	2003	Mr. Valette currently serves as an independent advisor to select branded consumer companies. He is Chairman of the Board and a member of the Audit and Nominating/Governance Committees of Peet’s Coffee and Tea Inc., a California-based specialty coffee company, and serves as a Director and Chairman of the Audit Committee and a member of the Finance Committee of Select Comfort Corporation, a Minneapolis-based bed retailer. From January 2005 until October 2006, he was also Chairman of Robert Mondavi Winery, a California wine company, after having served as its President and Managing Director from October 2004 to January 2005. Mr. Valette had been a Class B Director of the Company from May 2003 through May 2006.

Class B Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

C. James Koch	57	1995	Mr. Koch founded the Company in 1984 and currently serves as the Chairman and Clerk of the Company. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer.
Charles J. Koch	84	1995	Mr. Koch, a former brewmaster, is the father of founder C. James Koch. In 1989, Mr. Koch retired as founder and co-owner of Chemicals, Inc., a distributor of brewing and industrial chemicals in southwestern Ohio.
Jay Margolis	58	2006	Mr. Margolis is the CEO/President of the Apparel Group of Limited Brands. Before joining the Limited Group in 2005, he had been President and Chief Operating Officer of Reebok, Inc. since 2001, where he also served as a Director.
Martin F. Roper	44	1999	Mr. Roper is the President and Chief Executive Officer of the Company. Prior to assuming that position in January 2001, he served as the President and Chief Operating Officer of the Company since December 1999. Mr. Roper joined the Company as Vice President of Manufacturing and Business Development in September 1994 and became the Chief Operating Officer in April 1997.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which applies to the Company’s directors, officers and employees, the Company’s Corporate Governance Guidelines and the charters of the Audit, Compensation and Nominating/Governance Committees are available on the Company’s website, www.bostonbeer.com/CorporateGovernance, and are also available in print to any stockholder who requests them. Such requests should be directed to the Investor Relations Department, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, MA 02210.

Board Independence

The Board has determined that all of the Class A directors standing for election, namely, Messrs. Burwick, Cummin and Valette, and one (1) of the Class B directors standing for election, namely, Mr. Margolis, together constituting a majority of the Board of Directors, have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent as provided in the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) director independence standards. In addition, the Board has determined that each member of the Audit, Compensation and Nominating/Governance Committees has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as provided in the NYSE and SEC director independence standards.

Board Meetings and Structure; Committee Composition

During the Company’s 2006 fiscal year, there were five (5) regular meetings of the Board of Directors of the Company. All of the Directors attended, either in person or by telephone, all board meetings and all meetings of the Committees of the Board of Directors on which they served, except for one director who was absent from one board meeting and the regular committee meetings held on the same date.

The Company strongly encourages all directors to attend annual meetings of stockholders. All Directors, including retiring Director, Robert N. Hiatt, except one, attended the last annual meeting of stockholders.

As of the date of this Proxy Statement, the Board has seven (7) directors and three (3) standing committees, namely, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. From January 2006, when Mr. Margolis joined the Board as a Class B Director, to May, 2006, the Board had eight (8) members. When Robert N. Hiatt, a Class A Director since 1998, retired from the Board at the end of his term in May 2006, the number of directors returned to seven (7). Committee membership and the function of each committee are described below. Each of the committees operates under a written charter adopted by the Board.

Audit Committee

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements. The Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; pre-approves all audit and non-audit services provided to the Company by the Company’s independent auditors; reviews the Company’s disclosure controls and procedures, internal controls and corporate policies relating to financial information and earnings guidance; and reviews other risks that may have a significant impact on the Company’s financial statements.

The present members of the Audit Committee are Pearson C. Cummin, III (Chair), Jay Margolis, and Jean-Michel Valette. The Audit Committee had four (4) meetings in 2006. The report of the Audit Committee is included in this Proxy Statement on page 20.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers and directors and exercises overall responsibility for evaluating and approving compensation programs and policies of the Company relating to officers and directors; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to employment agreements, severance arrangements, change-in-control agreements or arrangements involving senior executive officers and directors of the Company; reviews and approves corporate goals and objectives relevant to the compensation of the Chairman and CEO, evaluates the performance of the Chairman and the CEO in light of those goals and objectives, and sets the compensation level for the Chairman and the CEO; reviews and approves the compensation parameters of other senior executives of the Company; makes reports to the Board of Directors on a regular basis; reviews its own performance and reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for its approval; and issues an annual report, including a discussion and analysis of executive compensation, for inclusion in the Company’s proxy statement. The charter of the Compensation Committee was amended in November 2006 to expand the responsibilities of the Committee to clarify its role in reviewing and approving goals and objectives relevant to the Chairman and the CEO, the evaluation of their performance in light of those goals and objectives and setting compensation for such officers and approving compensation parameters of other senior executives of the Company.

The present members of the Compensation Committee are David A. Burwick (Chair), Pearson C. Cummin III, and Jay Margolis. The Compensation Committee held three (3) meetings in 2006. The Compensation Discussion and Analysis and the Report of the Compensation Committee are included in this Proxy Statement beginning on page 8.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by identifying individuals qualified to become Board members, recommending nominees for election as Class A Directors to the full Board of Directors, recommending to the Board nominees for each Board committee, developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing an annual evaluation of the Board. The Nominating/Governance Committee periodically assesses the size and composition of the Board; reviews the adequacy of the Company’s corporate governance guidelines and recommends any necessary changes to the full

Board for approval; and conducts a preliminary review of director independence and financial literacy and expertise of Audit Committee members. The Chairman of the Nominating/Governance Committee receives communications directed to non-management directors.

The present members of the Nominating/Corporate Governance Committee are Jean-Michel Valette (Chair), David A. Burwick and Jay Margolis. The Nominating/Corporate Governance Committee met three (3) times in 2006.

Executive Sessions

Those non-management directors who are independent met in scheduled executive sessions without management five (5) times during the Company’s 2006 fiscal year, which were chaired by Mr. Jean-Michel Valette.

Compensation of Directors

Each year, non-management directors receive $7,500 as an annual retainer, as well as an option grant for 5,000 shares of the Company’s Class A Common Stock. Members of the Audit Committee receive an additional annual retainer of $9,000, except for the Chair of the Audit Committee who received an annual retainer of $11,000 for his services as a member and Chair. The Chairs of the Compensation Committee and Nominating/Governance Committee each receive an additional annual retainer of $2,500. Non-management Directors other than the Chair receive an annual retainer of $500 for each Committee of which such Director is a member. All retainers and the annual option grant are pro rated if the non-management Director is appointed after the annual meeting of stockholders. Non-management Directors also receive compensation for attending Board and Committee meetings as follows: $3,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $750 for each Committee meeting attended in person; and $200 for each Committee meeting attended by telephone. The first time a non-management Director is elected to the Board of Directors, he or she receives an option grant for 5,000 shares of the Company’s Class A Common Stock pursuant to the Company’s Non-Employee Director Stock Option Plan, as amended and restated. On February 14, 2003, the Board of Directors voted to make a one-time option grant for 5,000 shares to all current non-management directors upon their re-election to the Board.

All options to non-management Directors are granted under the Company’s Non-Employee Director Stock Option Plan, as amended and restated, pursuant to which options are granted at the fair market value on the date of grant, are immediately vested and will expire the earlier of ten (10) years or three (3) years after the grantee ceases to be a director of the Company. In October 2004, the Non-Employee Director Stock Option Plan was amended and restated by action of the Board of Directors and the sole Class B Stockholder, pursuant to which the number of shares of Class A Common Stock available for issuance under the Plan was increased from 200,000 shares to 350,000 shares.

The following table sets forth certain information concerning the compensation of all Directors who are not named executive officers of the Company for the Company’s fiscal year ended December 30, 2006:

DIRECTOR COMPENSATION
DURING FISCAL YEAR ENDED DECEMBER 30, 2006(1)

	Fees Earned &	Option		All Other
Name	Paid in Cash($)	Awards($)(2)		Compensation($)	Total($)

David A. Burwick	$30,000	$35,115	(3)	$0	$65,115
Pearson C. Cummin, III	$39,450	$35,115	(3)	$0	$74,565
Robert N. Hiatt	$7,700	$0	(4)	$0	$7,700	(4)
Charles J. Koch	$12,500	$35,115	(3)	$0	$47,615
		$41,503	(5)
Jay Margolis	$33,250	$35,115	(3)	$0	$109,868
Jean-Michel Valette	$37,400	$35,115	(3)	$0	$72,515

(1)	None of the directors received any non-equity incentive plan compensation or deferred compensation.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, of awards pursuant to the Company’s 1996 Non-Employee Director Stock Option Plan and may include amounts from awards granted both in and prior to 2006. Assumptions used in the calculation of these amounts are included in Notes B and J to the Company’s audited financial statements for the fiscal year ended December 30, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. As required, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. The assumptions used in valuing the stock option grants to each of the respective named directors in accordance with SFAS No. 123R are discussed in Footnote J to the Company’s consolidated financial statements in the Annual Report on Form 10-K.

(3)	Each director was granted an option for 5,000 shares of the Company’s Class A Common Stock on May 23, 2006 under the Company’s Non-Employee Director Stock Option Plan at an exercise price of $26.425, the average of the high and low price of such stock on the date of grant. All options are fully-vested as of the date of grant.

(4)	Mr. Hiatt retired from the Board of Directors upon the conclusion of his term on May 23, 2006.

(5)	Mr. Margolis was granted two options to purchase the Company’s Class A Common Stock on January 13, 2006 upon his election as a director of the Company. Both options have an exercise price of $26.33, the average of the high and low price of the stock on the date of grant, and are fully-vested as of the date of grant. One option was for 1,000 shares, representing the pro-rata share of the annual grant made to directors upon their election to as a director, and the second option was for 5,000 shares, as a one-time grant upon his initial election to the Board of Directors.

Consideration of Nominees for Director

Identifying and Evaluating Nominees for the Board of Directors

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for director. The Committee assesses and reviews with the full Board at least annually the skills and characteristics that should be reflected in the composition of the Board as a whole. The review includes an examination of the extent to which the requisite skills and characteristics are reflected in the then current Board members and seeks to identify any particular qualifications that should be sought in new directors for the purpose of augmenting the skills and experience represented on the Board. The assessment takes into account issues of experience, judgment, age and diversity in aspects of business relevant to the Company’s affairs, all in the context of the perceived needs of the Board at that time. Candidates may come to the attention of the Committee through a number of sources, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year.

Shareholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for the Board Directors.” The same process is used for evaluating a director candidate submitted by a shareholder as is used in the case of any other potential nominee. Any shareholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee
The Boston Beer Company, Inc.
One Design Center Place, Suite 850
Boston, MA 02210

If the Company receives a communication from a shareholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chairman of the Nominating/Governance Committee.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual director by submitting an email to the Company’s Board at bod@bostonbeer.com. All directors have access to this email address. Communications that are intended specifically for non-management directors should be sent to the email address above to the attention of the Chairman of the Nominating/Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of April 2, 2007 by:

•	each person (or group of affiliated persons) known by the Company to be the beneficial owner(s) of more than five percent (5%) of the outstanding Class A Common Stock;

•	each current director of the Company, nominees and the executive officers of the Company named below in the Summary Compensation Table on page 15; and

•	all current directors and executive officers of the Company directors as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

Beneficial ownership is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed below. All shares are Class A Common Stock, except for shares of Class B Common Stock held by C. James Koch.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned(1)
Name of Beneficial Owner	(i) Number	Percent

C. James Koch(1)(2)	4,528,378	31.6%
Martin F. Roper(1)(3)	373,579	*
William F. Urich(1)(4)	104,694	*
Jeffrey D. White(1)(5)	12,200	*
Robert H. Hall(1)(6)	65,700	*
David A. Burwick(1)(7)	16,200	*
Pearson C. Cummin, III(1)(8)	71,423	*
Charles J. Koch(1)(9)	50,000	*
Jay Margolis(1)(10)	11,000	*
Jean-Michel Valette(1)(11)	50,500	*
Barclays Global Investors, NA(12)
Barclays Global Fund Advisors
45 Fremont Street, San Francisco, CA 94105	1,103,593	10.8%
FMR Corp.(12)
82 Devonshire Street, Boston, MA 02109	508,600	5.0%
James H. Simons and Renaissance Technologies Corp.(12)
800 Third Avenue, New York, NY 10022	744,800	7.3%
All Directors, Nominees for Director and Executive Officers as a group(11 people)	5,283,674	35.2%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for all directors, nominees and named executive officers is c/o The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, MA 02210.

(2)	Includes 4,107,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, options to acquire 11,000 shares of Class A Common Stock exercisable currently or within sixty (60) days and 2,788 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested. Also includes 23,486 shares of Class A Common Stock held by Mr. Koch as custodian for the benefit of his children for which he has sole voting and investment power, but to which Mr. Koch disclaims any beneficial ownership and 3,656 shares of Class A Common Stock held by Mr. Koch’s spouse as custodian for the benefit of his children for which she has sole voting and investment power, but to which Mr. Koch disclaims any beneficial ownership. Does not include 29,080 shares of Class A Common Stock held by a limited liability company in which Mr. Koch’s children have a pecuniary interest, as to which Mr. Koch disclaims any beneficial ownership.

(3)	Includes options to acquire 353,783 shares of Class A Common Stock exercisable currently or within sixty (60) days and 8,895 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(4)	Consists of options to acquire 104,000 shares of Class A Common Stock exercisable currently or within sixty (60) days and 694 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(5)	Includes of options to acquire 11,500 shares of Class A Common Stock exercisable currently or within sixty (60) days and 560 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(6)	Consists of options to acquire 65,700 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(7)	Includes options to acquire 16,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(8)	Includes options to acquire 47,500 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(9)	Includes options to acquire 45,000 shares of Class A Common Stock exercisable currently or within sixty (60) days. Does not include 1,000 shares of Class A Common Stock owned by Mr. Koch’s spouse nor 1,000 shares held in trust in which Mr. Koch disclaims any beneficial ownership.

(10)	Consists of options to acquire 11,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(11)	Includes options to acquire 25,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(12)	Information has been derived from Schedule 13G for the year ended December 31, 2006 filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS AND
REPORT OF THE COMPENSATION COMMITTEE(1)

Role and Composition of the Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers and directors, with overall responsibility for evaluating and approving compensation programs and policies of the Company relating to officers and directors, as well as the Company’s Employee Equity Incentive Plan which applies to all employees of the Company. This includes reviewing the competitiveness of executive

(1) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

compensation programs, evaluating the performance of the Company’s executive officers, and approving their annual compensation and equity awards. The Committee assists the Board in establishing the annual goals for the Chairman and the Chief Executive Officer (“CEO”) and, after considering the result of the performance of the Chairman and the CEO, recommends their compensation to the other independent Board members for approval. The specific authority and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which may be found on the Company’s web site, www.bostonbeer.com.

The Compensation Committee is comprised of three (3) members, each of whom meets the independence requirements established by the New York Stock Exchange. The Committee met three (3) times in 2006, with all members present and acting throughout, except that one Committee member was not able to attend the final portion of one meeting that was adjourned and reconvened on a subsequent date. The Chairman and CEO attended each of the meetings, but recused themselves when the matters of their performance evaluation and compensation were discussed. In November 2006, the Committee amended its charter to add to its responsibilities the review and discussion with management of the Company’s Compensation Discussion and Analysis for recommendation to the Board.

The Committee has the authority to retain outside advisors to assist it in carrying out its duties and responsibilities. In late 2004, the Committee engaged the Pearl Meyer & Partners, a nationally-recognized consulting firm specializing in executive compensation, to provide it with competitive benchmarking for executive compensation and to assist the Committee in developing a long-term incentive strategy. Pearl Meyer & Partners was directly accountable to the Committee and does not provide any other services for the Company.

Compensation Philosophy and Practice

The Company operates in the highly competitive alcoholic beverages industry. The key objectives of the Company’s executive compensation programs are to attract, motivate and retain executives who drive Boston Beer’s success. The Company achieves these objectives through a compensation philosophy that provides employees with a distinctive overall compensation package under which performers have the opportunity to earn competitive compensation over the long term through a combination of base salary and cash and equity awards based on performance. These programs are designed to (i) provide executives with competitive cash and stock compensation with a significant portion of total compensation at risk tied to individual performance and Company performance, as well as the creation of shareholder value; (ii) provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and (iii) encourage executives to act as owners with an equity stake in the Company.

Components of Executive Compensation

Compensation of executives at Boston Beer is substantially weighted towards performance-based compensation. Salary generally constitutes 40% to 60% of the Company’s executive officers’ total compensation, with the remainder being bonuses and equity compensation, both of which are typically performance-based. For executives and other senior managers of the Company, the proportion of compensation provided by equity and the proportion of total compensation at risk increases with the level of responsibility and ability to impact the value of the business. In 2006, of the total compensation paid to the Company’s executive officers other than the CEO and Chairman, salary constituted 48% to 62%, bonuses (based on 2005 performance) constituted 10% to 21%, and equity compensation, all of which was through performance-based stock options, constituted 17% to 37%.

Base Salary.  Base salaries are determined based on a variety of factors, including the executive’s scope of responsibilities, tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. Base salaries are set at levels that allow the Company to attract and retain superior managers that will enable the Company to deliver on its business goals. Base salaries are reviewed annually and may be adjusted after considering the above factors.

The CEO makes recommendations to the Compensation Committee for base salaries for each executive officer, excluding the Chairman and the CEO. When setting the base salaries of these executive officers, the Committee, while considering the recommendations of the CEO, makes the final determination based on the factors listed above and the executive officer’s performance during the previous year.

Bonus.  Executives have the opportunity to earn a bonus based on a percentage of their base salary. Criteria for these executive bonuses are determined based on a combination of qualitative and quantitative measures, the details of which are established each year for each executive as performance goals. These goals will vary for each executive based on his/her responsibilities and role within the Company and may include financial or strategic measures, including, among others, sales, profitability, brand health, quality, cost reductions, customer satisfaction and other strategic initiatives. The goals are intended to require performance beyond the expected which results in matching or exceeding the Company’s plan. Individual bonus awards reflect the individual’s performance compared to his/her performance goals for the year, as well as the overall performance of the Company. In 2006, between 30% and 40% of the bonus potential for executive officers other than the CEO and the Chairman was based on the achievement of the Company-wide goals and between 60% and 70% of their bonus potential was based on the achievement of goals specifically set for each officer. The weighting remains the same in 2007. In 2006, bonuses for the Company’s executive officers other than the CEO and the Chairman ranged from 19% to 52% of base salary and the bonus potential for performance against 2007 goals for these officers ranges from 30% to 50% of base salary.

The CEO makes recommendations to the Committee for the Company-wide performance goals and the bonus goals and weighting for each executive officer, including those of the CEO and the Chairman. The CEO also provides the Committee with his assessment of the performance of each executive against his/her bonus goals and proposed bonus payout. When determining the bonus structure and goals and the bonus payout for executive officers, the Committee, while considering the recommendations of the CEO, makes the final determination based on the factors listed above and the executive officer’s performance, and that of the department which he/she led during the year relative to the performance-based goals. The determination of the bonus earned is generally made within the first three months after the end of the fiscal year, allowing sufficient time to assess the achievement of the bonus goals. On occasion, additional bonuses in excess of those calculated to have been earned have been given by the Compensation Committee in recognition of exceptional performance.

Equity Compensation.

Discretionary Stock Options.  Under the Company’s Employee Equity Incentive Plan (the “EEIP”), employees are eligible to receive stock option grants. While generally granted on an annual basis, all option grants are discretionary and may be granted by the Board, upon the recommendation of the Committee, at any time. Most of the options granted by the Company vest over a 5-year period, at the rate of 20% each year, and have a term of 10 years. Recently, options have been granted only to executive officers and other senior managers of the Company and vesting has been contingent on the Company achieving certain performance criteria. That is, the number of shares as to which the option shall become exercisable in any year, if any, is dependent upon the Company’s performance as measured against a benchmark as determined by the Company’s Board of Directors. The performance-based options provide that 50% or all of the shares that would have vested had the performance criteria been met, would lapse if such criteria is not met. Each year, the conditions for vesting are determined by the Board of Directors for the performance-based options that are granted in that year. The Committee believes that stock options are an effective way to reward executives and senior managers, as they provide significant equity compensation if the value of the Company increases; and the performance-based vesting is intended to provide such compensation only if the Company’s performance exceeds benchmarks.

In October of each year, the CEO makes preliminary recommendations to the Committee for stock option grants to each of the other executive officers and senior managers, as well as the Company’s performance criteria which will determine vesting, and his assessment of the executive’s expected future contributions to the Company and past performance. Then, in December, the Committee makes its recommendation to the Board of Directors, which makes the final determination of all discretionary stock option grants. When determining the size of the stock option grant and vesting criteria for executive officers, the Committee, while considering the recommendations of the CEO, makes its determination based on the factors listed above. Generally, all grants are effective January 1 of the following year and are priced at fair market value as of January 1. In the years 1999-2003, some options granted to certain executive officers where priced at a premium to fair market value. Although rare, under certain circumstances, such as the hiring of a new executive officer, as a part of a performance review, a promotion or making a mid-year compensation adjustment, options may be granted at other times during the year and/or with different vesting and performance criteria.

Restricted Stock Awards.  In December 2005, the Board of Directors, acting on the recommendation of the Compensation Committee, and the sole Class B Stockholder amended the EEIP to provide for the issuance of restricted stock to eligible employees. As with discretionary options, restricted stock awards are generally granted on an annual basis on January 1st, with the first awards having been made on January 1, 2006. These shares of restricted stock vest over a 5-year period, at the rate of 20% a year. Vesting is generally not tied to any performance criteria, although on January 1, 2007 two senior managers of the Company were awarded restricted stock with vesting dependent upon certain performance criteria. Restricted stock awards are generally granted to senior managers and key employees of the Company. This form of equity compensation is used because the Company believes that these employees prefer restricted stock to an equivalent option, because restricted stock has value even if the share price decreases after the date of the award, and, therefore, the effectiveness of its compensation program is maximized. The Company currently does not grant restricted stock awards to its most senior executives (approximately six individuals, including each of the named executive officers), as the Company currently believes their equity compensation should be tied to the performance of the Company through stock options as described above. In January 2007, however, the Company did award 10,000 shares of restricted stock, the vesting of which is not performance-based, having a value at the time of $350,000, to a new executive officer as part of the total compensation package to entice him to join the Company.

Each year, the CEO makes recommendations to the Committee for restricted stock awards to senior managers and key employees, along with his assessment of the employee’s expected future contributions to the Company and past performance. When determining the size of the restricted stock awards, the Committee, while considering the recommendations of the CEO, makes its determination based on the factors listed above. The Committee then makes its recommendation to the Board of Directors which makes the final determination of all restricted stock awards.

Investment Shares.  Also under the EEIP, all employees who have been employed by the Company for at least one year may purchase such number of shares of the Company’s Class A Common Stock as have a value, as determined pursuant to the EEIP, no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum investment of $17,500. After two full years of service, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service and the maximum discount is 40%. In December 2005, the Committee evaluated the participation in this Investment Share program by the CEO and Chairman and concluded that they were receiving adequate equity compensation opportunities through other EEIP programs. Therefore, upon the recommendation of the Compensation Committee, the Board of Directors adopted a policy precluding the Chairman and the CEO from further participation in the Investment Share program, effective January 1, 2006. Other executive officers continue to be able to participate in the program. Investment Shares vest at the rate of 20% per year over the 5-year period commencing on the date of purchase, contingent on continued employment with the Company.

Executive Benefits

In 2006, Boston Beer’s executives were eligible for the same level and offering of benefits as were made available to other employees, including the Company’s 401(k) plan and welfare benefit programs. Except for access by the CEO to a parking space included in the Company’s lease of its former office space, which lease expired in October 2006, the Company provides no additional benefits to its executives.

How Executive Pay Levels are Determined

The Compensation Committee considers a number of factors in determining executive compensation, including, but not limited to, individual performance, responsibility level, role within the Company, tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. As noted above, in late 2004, the Committee retained Pearl Meyer & Partners to perform a benchmarking compensation study of a peer group in the 11 companies in the food, beverage and consumer products industry with similar revenue and market cap. The companies in the peer group included Elizabeth Arden, Inc., Green Mountain Coffee Roasters, Inc., Guess, Inc., Kenneth Cole Products, Inc., Movado Group, Inc., Oakley, Inc., Peet’s Coffee & Tea, Inc., Pyramid Breweries Inc., Redhook Ale Brewery, Inc., The Chalone Wine Group, Ltd., and Tootsie Roll Industries, Inc. In addition, Pearl Meyer & Partners presented to the Committee a report on the Company’s long-term incentive strategy, with its views regarding the use and structure of equity compensation.

While the Committee has utilized the knowledge gained through this study in evaluating executive compensation, it has not made significant changes to its process for or criteria used in determining executive compensation.

The Committee uses tally sheets that ascribe dollar amounts to the components of executive officer compensation, including salary, bonus and equity compensation. It also tabulates gains made by the executive officers through the exercise of options, unrealized gains in vested options, and potential gains from unvested options at current market prices.

How Boston Beer’s Use of Equity Compensation is Determined

As described above, based upon an overall review of equity compensation in the prior year through the Pearl Meyer & Partners benchmarking study and a survey of executive officers and senior managers regarding their preference in type of equity compensation, the Company’s compensation and retention strategy in 2006 included the use of stock options and restricted stock awards, as well as the continued availability of Investment Shares for purchase by all eligible employees (except the CEO and Chairman). The level of usage of discretionary options and restricted stock awards was determined based on factors such as individual performance and contribution to the Company’s performance, the desired mix of cash and equity pay for different individuals, and, to a limited extent, the compensation levels at comparable companies relative to Boston Beer’s target compensation levels. Each year, the Compensation Committee, taking into consideration the recommendations of the CEO, determine the appropriate usage, balancing these factors against the projected needs of the business as well as financial considerations, including the projected impact on shareholder dilution. The Company emphasizes differentiation in executive compensation, with greatest emphasis on performers and individuals who significantly impact, or who have the potential to significantly impact, the Company’s business.

Executive Compensation Recovery Policy

The Committee has adopted an executive compensation recovery policy which applies to executive officers and the corporate controller. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in intentional misconduct that resulted in an increase in his or her incentive income. Incentive income includes income related to annual bonuses, discretionary options or restricted stock awards.

Compensation of the Chief Executive Officer

The Committee reviewed and approved the compensation paid to Martin F. Roper as the Company’s CEO during 2006. In February 2006, the Committee set Mr. Roper’s annual base salary for 2006 at $606,700 and approved a bonus against his 2005 performance objectives of $225,000, inclusive of a discretionary bonus of $45,000. In December 2005, the Committee established bonus opportunities for him for 2006 equal to 80% of his 2006 salary, with an incremental 64% tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. Mr. Roper’s objectives for 2006 as a percentage of his bonus opportunities, including the out-performance goals, were (i) depletions growth — 52.8%, (ii) increased gross profit — 16.7%, (iii) cost reductions and other strategic initiatives — 13.8%, and (iv) stock price — 16.7%. In February 2007, the Committee approved a bonus of $798,600, based on its assessment of Mr. Roper’s achievement against those objectives and the overall performance of the Company in 2006.

In December 2006, the Committee established bonus opportunities for Mr. Roper in 2007 equal to 80% of his 2007 salary, with an incremental 64% tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. The objectives for 2007 as a percentage of Mr. Roper’s bonus opportunities, including the out-performance goals, are (i) depletions growth — 40%, (ii) increased gross profit and margin — 20%, (iii) long-term security of supply — 20%, (iv) cost reductions and other strategic initiatives — 10%, and (v) upgrading certain organizational capabilities — 10%. In February 2007, the Compensation Committee recommended an annual base salary for 2007 of $635,000 for Mr. Roper.

The Committee believes that Mr. Roper’s compensation is appropriate based on his responsibilities, performance level and contribution to the Company. The Pearl Meyer & Associates benchmarking study of executive compensation presented to the Compensation Committee in February 2005 placed Mr. Roper’s total cash compensation near the median of the peer group and his long-term equity compensation (prior to a grant of an option for 300,000 shares of the Company’s Class A Common Stock, with vesting contingent on the Company out-performing plan, in June 2005) substantially below the median of the peer group.

The Summary Compensation Table sets forth all compensation received by Mr. Roper during fiscal year 2006. There is no Company-sponsored retirement program for Mr. Roper other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above, except that, until October 2006, Mr. Roper did have the benefit of a parking space with a value of $385 per month. Mr. Roper does not have a change of control arrangement other than an acceleration of the vesting of the options granted under the EEIP nor does he have a severance arrangement with the Company.

Compensation of Chairman.

The Compensation Committee also reviewed and approved the compensation paid to C. James Koch, the Chairman and a full-time employee of the Company, in 2006. In February 2006, the Committee set Mr. Koch’s annual base salary for 2006 at $250,000. In addition, in February 2006, the Committee approved a bonus of $250,000, based on its assessment of the overall performance of the Company in 2005, and, upon the recommendation of the Committee, the Board granted to Mr. Koch an option to acquire 15,000 shares of the Company’s Class A Common Stock under the EEIP, with vesting contingent on the Company’s performance as measured against a benchmark determined by the independent members of the Company’s Board of Directors. In December 2005, the Committee established bonus opportunities for Mr. Koch in 2006 equal to 100% of his 2006 salary. The objectives for 2006 as a percentage of Mr. Koch’s bonus opportunities are (i) depletions growth — 30%, (ii) relative depletions growth — 30%, (iii) gross profit — 15%, and (iv) stock price — 25%. In December 2006, upon the recommendation of the Committee, the Board of Directors granted an option to Mr. Koch for 12,000 shares of the Company’s Class A Common Stock, with vesting contingent on the Company’s performance as measured against a benchmark determined by the independent members of the Company’s Board of Directors. In February 2007, the Committee approved a bonus for 2006 of $250,000, based on its assessment of Mr. Koch’s achievement against those objectives and the overall performance of the Company in 2006.

In December 2006, the Compensation Committee established a bonus opportunity for Mr. Koch in 2007 equal to 100% of his 2007 salary. The objectives for 2007 as a percentage of Mr. Koch’s bonus opportunities are (i) depletions growth — 30%, (ii) relative depletions growth — 30%, (iii) gross profit and margin — 15%, and (iv) stock price — 25%.

The Committee believes that Mr. Koch’s compensation is significantly lower than appropriate based on his responsibilities, performance level and contribution to the Company. However, Mr. Koch declined to accept a base salary of $450,000 for 2006 that was considered by the Committee to be competitive, in part because of his significant ownership interest in the Company. In February 2007, the Committee recommended an annual base salary for 2007 of $260,000 for Mr. Koch.

The Summary Compensation Table sets forth all compensation received by Mr. Koch during fiscal year 2006. There is no Company-sponsored retirement program for Mr. Koch other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above. Mr. Koch does not have a change of control arrangement other than an acceleration of the vesting of the options granted under the EEIP nor does he have a severance arrangement with the Company.

Tax Limitation.

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its named executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Mr. Roper’s bonuses and stock option grants have been approved by the sole holder of the Company’s Class B Common Stock, who acts with sole authority on such matters, in accordance with the requirements of Section 162(m).

The Compensation Committee does not presently expect that total cash compensation to any individual executive that is not performance-based will exceed $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests. The Company has not adopted a policy that all executive compensation be fully deductible.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement on Schedule 14A.

The Compensation Committee:
David A. Burwick, Chair
Pearson C. Cummin, III
Jay Margolis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 30, 2006, the members of the Compensation Committee were David A. Burwick (Chair), Pearson C. Cummin, III and Jay Margolis. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2006.

EXECUTIVE OFFICERS OF THE COMPANY

Information with respect to executive officers of the Company is set forth below. The executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

C. James Koch, 57, currently serves as Chairman and Clerk of the Company. Mr. Koch founded the Company in 1984 and was the Chief Executive Officer from that time until January 2001.

Martin F. Roper, 44, was appointed Chief Executive Officer of the Company in January 2001, and has been President of the Company since December 1999, after having served as its Chief Operating Officer since April 1997. He joined the Company as Vice President of Operations in September 1994.

William F. Urich, 50, was appointed Chief Financial Officer and Treasurer of the Company in September 2003. Prior to joining the Company, Mr. Urich had been the Chief Financial Officer of Acirca, Inc., a producer of organic foods and beverages, from 2001 to 2003. From 1998 to 2000, Mr. Urich served as Vice President Finance and Business Development for United Distillers & Vintners, a subsidiary of Diageo, PLC, and from 1995 to 1998 as its Vice President Finance and Treasurer.

Jeffrey D. White, 49, was appointed Chief Operating Officer of the Company in February 2001, after serving as Vice President of Operations since April 1997. Mr. White joined the Company in 1989, and served as Director of Operations of the Company from 1994 to 1997, Operations Manager from 1991 to 1994, and as Distribution Manager from 1989 to 1991. Mr. White will be leaving the Company at the end of April 2007.

Robert H. Hall, 46, serves the Company as Vice President of Brand Development. Prior to joining the Company in June 2000, Mr. Hall had been employed by Kellogg Company from 1993 to 2000, where he held the positions of Vice President Marketing, US Natural and Functional Foods Division, and Vice President Global Cereal Innovation, North America.

Thomas W. Lance, 53, joined the Company as Vice President of Operations in January 2007. Prior to joining the Company, Mr. Lance had served as Executive Vice President of Ken’s Foods, Inc., a food product manufacturer located in Marlborough, MA, from January 2001 to January 2007. Prior to joining Ken’s Foods, Mr. Lance held a number of positions in operations with Bausch and Lomb, a manufacturer of vision care products located in Rochester, NY.

John C. Geist, 47, was appointed Vice President of Sales of the Company in February 2007, after serving as National Sales Manager of the Company since December 1998. Mr. Geist came to the Company in 1997 from a large alcohol beverage distributor where he had been a sales manager.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer, the Chief Financial Officer and the Company’s three (3) most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, whose total annual compensation exceeded $100,000 for all services rendered in all capacities to the Company for the Company’s most recent fiscal year.

SUMMARY COMPENSATION TABLE OF EXECUTIVE OFFICERS
FOR FISCAL YEAR ENDED DECEMBER 30, 2006

				Option		All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)	Awards($)(2)		Compensation($)(7)	Total($)

Martin F. Roper	2006	$606,700	$798,600	$1,018,743	(3)	$7,388	$2,431,431
President & Chief Executive Officer
William F. Urich	2006	$318,000	$150,000	$279,477	(4)	$7,388	$754,865
Chief Financial Officer & Treasurer
C. James Koch	2006	$250,000	$250,000	$64,899		$7,388	$572,287
Chairman
Jeffrey D. White	2006	$263,884	$49,000	$146,691	(5)	$7,388 (8)	$466,963
Chief Operating Officer
Robert H. Hall	2006	$341,000	$150,000	$121,603	(6)	$7,388	$619,991
Vice President of Brand Development

(1)	Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with SFAS No. 123R, of awards pursuant to the Company’s Employee Equity Incentive Plan and may include amounts from awards granted both in and prior to 2006. Assumptions used in the calculation of these amounts are included in Notes B and J to the Company’s audited financial statements for the fiscal year ended December 30, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. As required, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. The actual amount realized by the officer will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. The assumptions used in valuing the stock option awards to each of the respective named executive officers in accordance with SFAS No. 123R are discussed in Footnote J to the Company’s consolidated financial statements in the Annual Report on Form 10-K.

(3)	Excludes dollar value of $27,488 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(4)	Excludes dollar value of $18,325 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(5)	Excludes dollar value of $24,739 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(6)	Excludes dollar value of $18,325 for shares that were eligible to vest on March 1, 2006 under a contingent vesting option granted on January 1, 2005 but lapsed as performance criteria were not met.

(7)	Includes annual group life insurance premium of $288 and Company matching contributions under the Company’s 401(k) plan of $7,100 paid in 2006 for each individual.

(8)	In February 2007, Mr. White and the Company entered into an agreement relating to Mr. White’s termination of employment by the Company in which the Company will pay or accrue in 2007 up to $307,786, which amount is not included in the above table.

The Company has not paid or provided any perquisites to any of its officers, either individually or in the aggregate, in excess of $10,000. Not included in the above Summary Compensation Table are shares of the Company’s Class A Common Stock purchased by such officers at a discount under the Company’s EEIP (the “Investment Shares”). Under the Investment Share program, all employees who have been with the Company for at least one year have the opportunity to purchase Investment Shares, and after two years of employment, Investment Shares may be purchased at a discount. Eligible employees may purchase Investment Shares in January of each year and may pay for such stock through payroll deduction throughout the year. The Investment Shares vest at the rate of 20% per year commencing on the following January 1st. As noted in the Compensation Discussion and Analysis, in December 2005, the Board of Directors, on the recommendation of the Compensation Committee, determined that the Chairman and the Chief Executive Officer of the Company would no longer be eligible to purchase Investment Shares, effective January 1, 2006. Other executive officers are still eligible to participate in the Investment Share plan. At December 30, 2006, only Messrs. Koch, Roper and White held unvested ISP Shares.

The following table sets forth certain information concerning grants of stock options of the Company’s Class A Common Stock made during the year ended December 30, 2006 to the executive officers named below:

GRANTS OF PLAN-BASED AWARDS TO EXECUTIVE OFFICERS
IN FISCAL YEAR ENDED DECEMBER 30, 2006

				Estimated Future Payouts Under						Grant Date
				Equity Incentive Plan Awards(3)			Exercise Price	Closing Price		Fair Value
	Grant	Approval		Threshold	Target	Maximum	of Option	on Date of		of Option
Name	Date	Date		(#)	(#)	(#)	Awards ($/sh)(4)	Grant ($/sh)(4)		Awards

Martin F. Roper	—	—		—	—	—	—	—		—
President & Chief Executive Officer
William F. Urich	1/1/06	12/19/05	(1)	5,000	10,000	10,000	$24.95	$25.00	(5)	$8.8186
Chief Financial Officer & Treasurer
C. James Koch	2/16/06	2/16/06	(2)	7,500	15,000	15,000	$26.07	$26.45	(6)	$9.2593
Chairman
Jeffrey D. White	1/1/06	12/19/05	(1)	6,750	13,500	13,500	$24.95	$25.00	(5)	$8.8186
Chief Operating Officer
Robert H. Hall	1/1/06	12/19/05	(1)	9,000	18,000	18,000	$24.95	$25.00	(5)	$8.8440
Vice President of Brand Development

(1)	At the December 19, 2005 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted the options effective as of January 1, 2006, with an exercise price to be determined by averaging the high and low trade prices of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

(2)	At the February 16, 2006 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted this option effective as of February 16, 2006 with an exercise price to be determined by averaging the high and low trade prices of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

(3)	Each option vests at 20% per year provided certain criteria are met. The vesting of each option is contingent on the Company achieving certain performance criteria; that is, the number of shares as to which the option shall become exercisable in any year is dependent upon the Company’s performance as measured against a benchmark determined by the Company’s Board of Directors. If the threshold is reached or exceeded, but the target is not met, 50% of the number of shares would be eligible to vest in accordance with the vesting schedule. If the target is reached or exceeded, 100% of the number of shares are shall be eligible to vest in accordance with the vesting schedule. In February, 2007, the Compensation Committee determined that the target had been reached and, hence, 100% of the shares will vest in accordance with the vesting schedule.

(4)	The exercise price was determined by averaging the high and low trades of the stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

(5)	The effective date of the grant of the options to Messrs. Urich, White and Hall was a date on which the market was closed, and, accordingly, the closing price on the date of grant is deemed to be the closing price on the day immediately prior to the effective date of the option grant.

(6)	The closing price on the date of grant of the option to Mr. Koch was higher than the exercise price of the option because the exercise price was determined by averaging the high and low trades of the Company’s stock on the New York Stock Exchange on the day immediately prior to the effective date of the option grant.

The following sets forth information regarding outstanding equity awards granted to the named executive officers, as well as option exercises and stock vested, at December 30, 2006. Those performance-based options that had not either vested or lapsed as of December 30, 2006 are considered unexercised and unearned.

OUTSTANDING EQUITY AWARDS
TO EXECUTIVE OFFICERS AT DECEMBER 30, 2006

	Option Awards(1)
					Equity Incentive
	No. of		No. of		Plan Awards:
	Securities		Securities		No. of Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised		Option		Option
	Options (#)		Options(#)		Unearned		Exercise		Expiration
Name	Exercisable		Unexercisable		Options(#)		Price($)		Date

Martin F. Roper	168,663	(2)	0		—		$14.000		9/15/2009
President & Chief	56,220	(3)	0		—		$9.0133		9/15/2009
Executive Officer	66,040	(4)	0		—		$9.530		10/20/2007
	14,000	(5)	0		—		$7	.15625	1/1/2010
	58,900	(6)	0		—		$8.625		6/12/2010
	16,000	(7)	4,000	(7)	—		$17.545		1/1/2012
	2,000	(8)	0		—		$17.545		4/2/2007
	2,500	(9)	0		—		$23.334		4/2/2007
	2,500	(10)	0		—		$29.300		4/2/2007
	1,000	(11)	2,000	(11)	—		$35.090		4/2/2007
	12,000	(12)	8,000	(12)	—		$14.470		1/1/2013
	2,000	(13)	0		—		$14.470		4/1/2008
	2,000	(14)	0		—		$16.640		4/1/2008
	2,000	(15)	0		—		$18.810		4/1/2008
	0		4,000	(16)	—		$20.980		4/1/2008
	8,000	(17)	12,000	(17)	—		$18.465		1/1/2014
	0		—		12,000	(18)	$21.140		1/1/2015
	0		—		300,000	(19)	$22.425		6/28/2015
William F. Urich	70,000	(20)	50,000	(20)	—		$15.835		9/8/2013
Chief Financial	30,000	(20)	20,000	(20)	—		$18.000		9/8/2013
Officer & Treasurer	0		—		8,000	(21)	$21.140		1/1/2015
	0		—		10,000	(22)	$24.950		1/1/2016

	Option Awards(1)
					Equity Incentive
	No. of		No. of		Plan Awards:
	Securities		Securities		No. of Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised		Option	Option
	Options (#)		Options(#)		Unearned		Exercise	Expiration
Name	Exercisable		Unexercisable		Options(#)		Price($)	Date

C. James Koch	2,000	(8)	0		—		$17.545	4/2/2007
Chairman	2,500	(9)	0		—		$23.334	4/2/2007
	2,500	(10)	0		—		$29.300	4/2/2007
	1,000	(11)	2,000	(11)	—		$35.090	4/2/2007
	2,000	(13)	0		—		$14.470	4/1/2008
	2,000	(14)	0		—		$16.640	4/1/2008
	2,000	(15)	0		—		$18.810	4/1/2008
	0		4,000	(16)	—		$20.980	4/1/2008
	0		—		15,000	(23)	$26.070	1/1/2016
Jeffrey D. White	0		3,000	(7)	—		$17.545	1/1/2012
Chief Operating Officer	2,500	(9)	0		—		$23.334	4/2/2007
	2,500	(10)	0		—		$29.300	4/2/2007
	1,000	(11)	2,000	(11)	—		$35.090	4/2/2007
	0		6,000	(24)	—		$14.470	1/1/2013(25)
	0		2,000	(26)	—		$20.980	3/31/2008(25)
	0		2,000	(27)	—		$20.980	3/31/2008(25)
	0		8,100	(17)	—		$18.465	1/1/2014(25)
	0		—		10,800	(28)	$21.140	1/1/2015(25)
	0		—		13,500	(29)	$24.950	1/1/2016(25)
Robert H. Hall	36,000	(6)	0		—		$8.625	6/12/2010
Vice President of	1,000	(14)	0		—		$23.334	4/2/2007
Brand Development	5,000	(30)	0		—		$29.300	4/2/2007
	2,000	(31)	4,000	(31)	—		$35.090	4/2/2007
	4,000	(8)	0		—		$17.545	4/2/2007
	4,000	(13)	0		—		$14.470	4/1/2008
	4,000	(14)	0		—		$16.640	4/1/2008
	4,000	(15)	0		—		$18.810	4/1/2008
	0		8,000	(32)	—		$20.980	4/1/2008
	5,400	(17)	8,100	(17)	—		$18.465	1/1/2014
	0		—		8,000	(21)	$21.140	1/1/2015
	0		—		18,000	(22)	$24.950	1/1/2016

(1)	No stock awards have been given to any of the named executive officers.

(2)	18,741 shares vested 9/15/96; 37,482 shares vested 9/15/97; 56,223 shares vested 9/15/98; 37,482 shares vested 9/15/99; and 18,735 shares vested 9/15/00.

(3)	Shares vested 9/6/95.

(4)	16,667 shares vested 10/20/97; 33,333 shares vested 1/1/98; 50,000 shares vested 1/1/99; 50,000 shares vested 1/1/00; 50,000 shares vested 1/1/01; 33,333 shares vested 1/1/02; and 16,667 shares vested 1/1/03.

(5)	Option granted 1/1/00 and shares vested at the rate of 20% per year commencing one year after date of grant.

(6)	Option granted 6/12/00 and shares vested at the rate of 20% per year commencing one year after date of grant.

(7)	Option granted 1/1/02 and shares vest at the rate of 20% per year commencing one year after date of grant.

(8)	Shares vested on 1/1/03.

(9)	2,000 shares vested on 1/1/04 and 500 shares vested on 1/1/05.

(10)	1,500 shares vested on 1/1/05 and 1,000 shares vested on 1/1/06.

(11)	1,000 shares vested on 1/1/06 and 2,000 shares will vest on 1/1/07.

(12)	Option granted 1/1/03 and shares vest at the rate of 20% per year commencing one year after date of grant.

(13)	Shares vested on 1/1/04.

(14)	Shares vested on 1/1/05.

(15)	Shares vested on 1/1/06.

(16)	2,000 shares will vest on 1/1/07 and 2,000 shares will vest on 1/1/08.

(17)	Option granted 1/1/04 and shares vested at the rate of 20% per year commencing one year after date of grant.

(18)	3,000 shares will vest on 5/31/07 if certain performance criteria are met; 3,000 shares will vested on 5/31/08 if certain performance criteria are met; 3,000 shares will vested on 5/31/09 if certain performance criteria are met; 3,000 shares will vested on 5/31/10 if certain performance criteria are met.

(19)	180,000 shares will vest on 5/1/08 if certain performance criteria are met and 120,000 shares will vest on 5/1/10 if certain performance criteria are met.

(20)	Options granted 9/8/03 and shares vest at the rate of 20% per year commencing one year after date of grant.

(21)	Option provides that 2,000 shares will vest on 5/31/07 if certain performance criteria are met; 2,000 shares will vest on 5/31/08 if certain performance criteria are met; 2,000 shares will vested on 5/31/09 if certain performance criteria are met; 2,000 shares will vested on 5/31/10 if certain performance criteria are met. In February 2007, it was determined that the performance criteria were met, hence the shares eligible to vest on 5/31/07 will vest.

(22)	Option granted 1/1/06 and shares will vest at the rate of 20% per year if certain performance criteria are met as of 3/1/07. The option provides that if target performance is met or exceeded, 100% of the shares will vest; if only threshold performance is met, 50% of the shares will vest; if threshold performance is not achieved, then option will lapse. In February 2007, it was determined that the target performance was exceeded, hence all shares will vest in accordance with the vesting schedule.

(23)	Option granted 2/16/06 and shares will vest at the rate of 20% per year (as of January 1st each such year) if certain performance criteria are met as of 3/1/07. If target performance is met or exceeded, 100% of the shares will vest; if only threshold performance is met, 50% of the shares will vest; if threshold performance is not achieved, then option will lapse. In February 2007, it was determined that the target performance was exceeded, hence all shares will vest in accordance with the vesting schedule.

(24)	3,000 shares will vest on 1/1/07. Under the option agreement, 3,000 shares will also vest on 1/1/08. However, it is expected that Mr. White’s employment with the Company will terminate on 4/27/07 and, as a result, these shares will not vest.

(25)	It is expected that Mr. White’s employment with the Company will terminate on 4/27/07. In accordance with the terms of the option grant, this option will expire 90 days after his termination of employment.

(26)	Shares will vest on 1/1/07.

(27)	Under the option agreement, the shares will vest 1/1/08. However, it is expected that Mr. White’s employment with the Company will terminate on 4/27/07 and, as a result, these shares will not vest.

(28)	Option provides that 2,700 shares will vest on 5/31/07 if certain performance criteria are met. It is expected that Mr. White’s employment with the Company will terminate on 4/27/07 and, as a result, the remainder of the shares will not vest. In February 2007, it was determined that the performance criteria were met, hence the shares eligible to vest on 5/31/07 will vest.

(29)	Option granted 1/1/06 and shares will vest at the rate of 20% per year if certain performance criteria are met as of 3/1/07. The option provides that if target performance is met or exceeded, 100% of the shares will vest; if only threshold performance is met, 50% of the shares will vest; if threshold performance is not achieved, then option will lapse. In February 2007, it was determined that the target performance was exceeded, hence all shares will vest in accordance with the vesting schedule. However, it is expected that Mr. White’s employment with the Company will terminate on 4/27/07 and, as a result, the shares that could vest on 1/1/08, 1/1/09, 1/1/01 and 1/1/11 will not vest.

(30)	3,000 shares vested 1/1/05 and 2,000 shares vested 1/1/06.

(31)	2,000 shares vested 1/1/06 and 4,000 shares will vest 1/1/07.

(32)	4,000 shares will vest on 1/1/07 and 4,000 shares will vest on 1/1/08.

The following sets forth, as of December 30, 2006, information regarding options exercised by the named executive officers during the fiscal year ended December 30, 2006, as well as information regarding the value realized on such exercise. None of the named executive officers have been granted any stock awards.

OPTION EXERCISES BY EXECUTIVE OFFICERS
DURING FISCAL YEAR ENDED DECEMBER 30, 2006

	No. of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise($)

Martin F. Roper	109,500	$2,447,523
William F. Urich	2,000	$39,648
C. James Koch	20,000	$265,869
Jeffrey D. White	51,500	$605,702
Robert H. Hall	23,000	$372,368

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

A Stockholder Rights Agreement between the Company and initial stockholders of the Company provides that, so long as C. James Koch remains an employee of the Company (i) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (ii) the Company will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership, and (iii) the Company will purchase and maintain in effect term life insurance on the life of Mr. Koch. Further, all employees of the Company, including each of the named executive officers, are required to enter into a non-competition agreement with the Company which prohibits the employee from accepting employment with a competitor for a period of one year after leaving the Company. Nevertheless, all employees of the Company are employed “at-will.”

All options granted under the Employee Equity Incentive Plan, including those granted to the named executive officers, with the exception of the option granted to Mr. Roper on June 28, 2005, become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock. The option granted to Mr. Roper on June 28, 2005 provides for partial accelerated vesting in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock or in the event of Mr. Roper’s death or total disability or termination of employment by the Company not for cause prior to May 1, 2008.

REPORT OF THE AUDIT COMMITTEE(2)

The Audit Committee of the Board of Directors reviews the Company’s auditing, accounting, financial reporting and internal control functions and selects and engages the Company’s independent registered public accounting firm. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firm and the independent registered public accounting firm’s audit and non-audit fees. The Audit Committee also reviews the audited financial statements to be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission (“SEC”); meets independently with the company’s manager of internal audit, independent registered public accounting firm and senior management; and reviews the general scope of the company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, and auditor independence issues. The Audit

(2) The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Committee acts pursuant to an Audit Committee Charter, a copy of which is available on the Company’s website at www.bostonbeer.com.

The Audit Committee of the Board of Directors is composed of three directors and each of them qualifies as independent under the current listing standards of the New York Stock Exchange and applicable SEC rules and regulations. In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on their relevant experience. Mr. Cummin served for many years as a partner in a venture capital firm where he had extensive experience in assessing the performance of companies and evaluating their financial statements, and served for several years on an audit committee of another publicly-held company. Mr. Margolis joined the Audit Committee in May 2006 and has many years experience in senior management positions where he supervised the primary financial officers. Currently the CEO/President of a national retail company, Mr. Margolis had served as President and Chief Operating Officer of an international manufacturing and retail company. Mr. Valette, who joined the Audit Committee in August 2004, worked as a securities analyst for several years and has served as CEO of two companies where he supervised the primary financial officers. He currently serves as a member of the audit committees of two other publicly-held companies, one of which as its Chairman.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all such audit and non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP, during 2006. Such services included for 2006 audit services, audit-related services, tax services and other services as follows:

•	Audit Fees. The Company estimates that it will pay audit fees to Ernst & Young LLP in the amount of $437,000 for its audit of the Company’s annual financial statements and quarterly reviews during the fiscal year ended December 30, 2006. The Company paid $455,000 for its audit of the Company’s annual financial statements and quarterly reviews during the fiscal year ended December 31, 2005. The amounts paid include fees for the review and certification of the Company’s compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

•	Audit-Related Fees. The Company paid Ernst & Young LLP $21,585 for audit-related services in 2006 and $16,000 for audit-related services in 2005. The Company paid Deloitte & Touche LLP $5,000 in the fiscal year ended December 30, 2006 and $4,815 in the fiscal year ended December 31, 2005 for services rendered in connection with transitional matters relating to the audit. There were no other audit-related fees paid during the last two fiscal years.

•	Tax Fees. No fees were paid to either Deloitte & Touche LLP or to Ernst & Young LLP for tax services during the last two fiscal years.

•	Other Fees. The Company paid no other fees to its independent auditors during the fiscal year ended December 30, 2006.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, with respect to the Company’s quarterly results and during the first quarter of 2007 with respect to the Company’s audited financial statements for the fiscal year ended December 30, 2006. In addition, throughout the year, the Audit Committee met with Ernst & Young LLP regarding the Company’s internal controls and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, “Audit Committee Communications,” which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the Audit Committee. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Company, has discussed with such accountant its independence from the Company, and has considered the compatibility of non-audit services with the accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006

Audit Committee:
Pearson C. Cummin, III, Chair
Jay Margolis
Jean-Michel Valette

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 14, 2005, the Audit Committee of the Board of Directors terminated the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants and engaged the firm of Ernst & Young LLP (“Ernst & Young”) as its independent auditors to serve as its independent public accountants to audit the Company’s financial statements for the 2005 fiscal year. Ernst & Young were engaged as the Company’s independent auditors to serve as its independent public accountants to audit the Company’s financial statements for the 2006 fiscal year.

Neither the report of Ernst & Young on the Company’s financial statements for 2005 nor on the Company’s financial statements for 2006 contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

During the Company’s two most recent fiscal years and through the date of engagement, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that Ernst & Young might render on the Company’s financial statements.

Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and persons owning more than ten percent (10%) of the outstanding Class A Common Stock of the Company to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent (10%) holders of Class A Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the fiscal year ended December 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors, and beneficial owners of greater than ten percent (10%) of its Common Stock were complied with, except that through inadvertence Pearson C. Cummin, III reported late on a Form 4 the sale of 5,000 shares of the Company’s Class A Common Stock. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2008 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 20, 2007.

If a stockholder wishes to present a proposal at the 2008 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than March 4, 2008 and must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR THE COMPANY’S MOST RECENT FISCAL YEAR, MAY BE FOUND ON THE COMPANY’S WEBSITE, www.bostonbeer.com. IN ADDITION, THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF THE ANNUAL REPORT WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO THE INVESTOR RELATIONS DEPARTMENT, THE BOSTON BEER COMPANY, INC., ONE DESIGN CENTER PLACE, SUITE 850, BOSTON, MA 02210.

VOTING PROXIES

The Board of Directors recommends an affirmative vote for all nominees specified herein. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted in favor of the nominees.

By order of the Board of Directors

C. James Koch,
Clerk

Boston, Massachusetts
April 18, 2007

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED.					Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1. Election of Class A Directors,	01 David A. Burwick, 02 Pearson C. Cummin, III and 03 Jean-Michel Valette,

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

	FOR all nominees listed. (Except as marked to the contrary to the right.) ☐	WITHHOLD authority for all nominees listed. ☐

				PLANNING TO ATTEND? Please help our planning efforts by letting us know if you expect to attend the Annual Meeting. Please call (800) 372-1131 ext. 5050, and check the box to the right.			☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED IN FAVOR OF SUCH ITEM.

Signature			Signature	Date
IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full title when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/sam Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

THE BOSTON BEER COMPANY, INC.

PROXY – Annual Meeting of Stockholders – May 31, 2007

CLASS A COMMON STOCK

The undersigned, a stockholder of THE BOSTON BEER COMPANY, INC., does hereby appoint C. James Koch and Frederick H. Grein, Jr., or either of them, acting singly, the undersigned’s proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on Thursday, May 31, 2007 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby instructs said proxy, or his substitute, to vote as specified on the reverse side on the following matters and in accordance with his judgment on other matters which may properly come before the Meeting.

(Continued and to be Completed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Admission Ticket

THE BOSTON BEER COMPANY, INC.

2007 ANNUAL MEETING

Thursday, May 31, 2007
10:00 A.M.
The Brewery
30 Germania Street
Boston, MA 02130